Exhibit 99.1

           Freescale Semiconductor Reports First Quarter 2005 Results


    AUSTIN, Texas--(BUSINESS WIRE)--April 21, 2005--Freescale
Semiconductor (NYSE:FSL)(NYSE:FSL.B), today reported its financial results for the first quarter ended April 1, 2005. First quarter 2005 highlights include:


    --  Net sales of $1.44 billion;

    --  Gross margin of 40.2%;

    --  Operating earnings of $110 million;

    --  Net earnings of $85 million; and

    -- Diluted earnings per share, inclusive of separation expenses and restructuring costs, of $.20 per share. Excluding separation expenses and restructuring costs of $18 million, first quarter 2005 earnings per share were $.24.


    "Our first quarter performance demonstrates improved execution in a challenging environment," said Michel Mayer, chairman and CEO. "The diversity of our revenue base provided stability, and the initiatives that we are rolling out to improve our operational performance are beginning to show results."

    First Quarter Overview

    Sales

    Net sales in the first quarter of 2005 were $1.44 billion, compared to $1.43 billion in the fourth quarter of 2004 and $1.40 billion in the first quarter of 2004.

    Gross Margin

    Gross margin in the first quarter of 2005 was 40.2%, compared to 36.0% in the fourth quarter of 2004 and 36.3% in the first quarter of 2004. Excluding the impact of restructuring charges, first quarter 2005 gross margin was 40.4% compared to fourth quarter 2004 of 38.3% and first quarter 2004 of 36.2%. Gross margin in the first quarter of 2005 benefited from an improvement in product mix, increased factory utilization rates along with excellent cost controls, operational efficiencies and cost reductions from the restructuring actions undertaken during 2004.

    Operating Earnings

    Operating earnings for the first quarter of 2005 were $110 million or 7.6% of net sales, including restructuring costs and separation expenses of $18 million (totaling 1.2% of net sales). The company reported operating earnings of $15 million for the fourth quarter of 2004 and operating earnings of $115 million in the first quarter of 2004. Operating income for the fourth quarter included restructuring costs and separation expenses of $84 million. First quarter 2004 results included $54 million of income from reversals of liabilities previously accrued related to the sale of the company's wafer fabrication facility in China.

    Net Earnings

    Net earnings for the first quarter of 2005 were $85 million, or $.20 per fully diluted share, compared to $106 million in the first quarter of 2004 and $5 million in the fourth quarter of 2004. Excluding separation expenses and restructuring costs of $18 million, first quarter 2005 earnings per fully diluted share were $.24. The fourth quarter 2004 results included pre-tax charges of $5 million related to the separation from Motorola, Inc. and $79 million for restructuring. Excluding these charges, fourth quarter 2004 net earnings were $72 million or $.17 per fully diluted share. First quarter 2004 net earnings included pre-tax income of $96 million from reversals of liabilities previously accrued related to the sale of the company's wafer fabrication facility in China, separation expenses, and gains on the sale of stock which was held in the company's investment portfolio.

    Operating highlights

    In the first quarter of 2005, capital expenditures were $118 million (8.2% of net sales), research and development expenses totaled $264 million (18.3% of net sales), and selling, general and administrative expenses were $191 million (13.2% of net sales).

    Transportation and Standard Products

    The Transportation and Standard Products Segment reported net sales of $661 million in the first quarter of 2005, compared to $631 million in the fourth quarter of 2004 and $638 million in the first quarter of 2004. The segment's operating earnings were $80 million in the first quarter of 2005, compared to $56 million in the fourth quarter of 2004 and $41 million in the first quarter of 2004. The segment's sales growth was driven by strong performance from 16-bit microcontrollers, sensor products and consumer applications.

    Networking and Computing Systems

    The Networking and Computing Systems Segment reported net sales of $349 million, compared to $314 million in the fourth quarter of 2004 and $389 million in the first quarter of 2004. The segment's operating earnings were $71 million in the first quarter of 2005, compared to $28 million in the fourth quarter of 2004 and $86 million in the first quarter of 2004. The segment's revenues benefited from improvements in the cellular infrastructure, wireline access and storage markets.

    Wireless and Mobile Solutions

    The Wireless and Mobile Solutions Segment reported net sales of $412 million in the first quarter of 2005, compared to $465 million in the fourth quarter of 2004 and $354 million in the first quarter of 2004. The segment generated operating income of $15 million in the first quarter of 2005, compared to operating income of $37 million in the fourth quarter of 2004 and a loss of ($72) million in the first quarter of 2004. First quarter revenues grew over the prior year due to strength in GSM and EDGE platform sales. First quarter revenues declined seasonally from the fourth quarter of 2004.

    Other Operations

    Other includes the Metrowerks software business, other miscellaneous businesses and any factories in production start-up, including the Crolles 300 millimeter facility. It also includes any restructuring charges, separation expenses and miscellaneous income and expenses not attributable to any one of our business segments. Other reported an operating loss of ($56) million in the first quarter of 2005 compared to a ($106) million operating loss in the fourth quarter of 2004 and income of $60 million in the first quarter of 2004. The first quarter of 2004 included $54 million of income from reversals of liabilities previously accrued related to the sale of the company's wafer fabrication facility in China. The fourth quarter of 2004 and the first quarter of 2005 included restructuring costs and separation expenses of $84 million and $18 million, respectively.

    Second Quarter 2005 Outlook

    For the second quarter of 2005, the company expects to report revenues of $1.38 to $1.47 billion and gross margins essentially in line with the first quarter of 2005.

    Conference Call and Webcast

    Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central time (USA) on Thursday April 21, 2005. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

    The company uses certain non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating the company's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as the separation from Motorola, Inc. and restructuring charges. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the company's performance under both the GAAP and pro forma measures that management uses to evaluate the company's performance. Where non-GAAP financial measures have been included in this press release, the company has reconciled the GAAP to the non-GAAP measures in the table below.

    Caution Regarding Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the upcoming quarter, the year and the future. Forward-looking statements are based on management's current expectations and assumptions, including but not limited to the following general underlying assumptions: the market for semiconductor products will grow over the long term; new technologies and applications will continue to be developed; and manufacturers of automotive, networking and wireless products will increasingly look to semiconductor providers for platform-level products and systems-on-a-chip. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We urge you to carefully consider the following important factors that could cause actual outcomes to differ materially from the expectations of the company and its management: a decline in market demand for our products; the loss of a major customer, or a substantial reduction in sales to any of our major customers; our ability to compete in products and prices in the intensely competitive and cyclical semiconductor industry; our reliance on, and the anticipated benefits of, third-party design and/or manufacturing relationships; our ability to license intellectual property from third parties and to protect the intellectual property we own; economic, social and political conditions in the countries in which we operate, or our customers or suppliers operate, including security risks, health conditions, possible disruption in transportation networks and fluctuations in foreign currency exchange rates; the satisfaction of customary closing conditions; and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission.

    These and other risks are described in the company's Form 10-K for the year ended December 31, 2004 and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Freescale

    Freescale Semiconductor, Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004 after more than 50 years as part of Motorola, Inc. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2004 sales of $5.7 billion (US). www.freescale.com


            Freescale Semiconductor, Inc. and Subsidiaries
     Condensed Consolidated and Combined Statements of Operations
                             (Unaudited)
               (In millions, except per share amounts)

                                         Three Months Ended
                              ------------------------- --------------
                                 April 1,     April 3,     Dec 31,
                                  2005         2004         2004
                              -------------- ---------- --------------
                              (Consolidated) (Combined) (Consolidated)

Net sales                     $       1,442  $   1,396  $       1,428
Cost of sales                           862        889            914
                              -------------- ---------- --------------

Gross margin                            580        507            514
                              -------------- ---------- --------------

Selling, general and
 administrative                         191        140            204
Research and development                264        250            244
Reorganization of businesses             10         (7)            46
Separation expenses                       5          9              5
                              -------------- ---------- --------------

Operating earnings                      110        115             15
                              -------------- ---------- --------------

Other income (expense):
  Interest expense, net                  (6)       (21)            (5)
  Gains on sales of
   investments and
   businesses, net                        -         41              -
  Other                                 (10)        (3)            (4)
                              -------------- ---------- --------------

  Total other income
   (expense)                            (16)        17             (9)
                              -------------- ---------- --------------

Earnings before income taxes             94        132              6
Income tax expense                        9         26              1
                              -------------- ---------- --------------

Net earnings                  $          85  $     106  $           5
                              -------------- ---------- --------------

Net earnings per common
 share:
-----------------------------
Basic                         $        0.21             $        0.01
Diluted                       $        0.20             $        0.01
Weighted average common
 shares outstanding:
-----------------------------
Basic                                   401                       400
Diluted                                 416                       412

Pro forma net earnings per
 common share:
-----------------------------
Basic                                        $    0.38
Diluted                                      $    0.38
Pro forma weighted average
 common shares outstanding:
-----------------------------
Basic                                              278
Diluted                                            278

            Freescale Semiconductor, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In millions)

                                            April 1,     December 31,
                                              2005          2004
                                          ------------- --------------
                                           (Unaudited)     (Audited)
ASSETS
Cash, cash equivalents and short-term
 investments                              $      2,349  $       2,374
Accounts receivable, net                           654            636
Inventories                                        742            742
Deferred income taxes                               25             26
Other current assets                               183            183
Assets held-for-sale                                41             45
                                          ------------- --------------

   Total current assets                          3,994          4,006
                                          ------------- --------------

Property, plant and equipment, net               2,132          2,207
Investments                                         22             31
Other assets                                       385            389
                                          ------------- --------------

   Total assets                           $      6,533  $       6,633
                                          ------------- --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                             $          2  $           2
Accounts payable                                   491            474
Accrued liabilities and other                      509            669
                                          ------------- --------------

   Total current liabilities                     1,002          1,145
                                          ------------- --------------

Long-term debt                                   1,248          1,269
Deferred income taxes                               27             26
Other liabilities                                  250            257

   Total stockholders' equity                    4,006          3,936
                                          ------------- --------------
   Total liabilities and stockholders'
    equity                                $      6,533  $       6,633
                                          ------------- --------------

            Freescale Semiconductor, Inc. and Subsidiaries
       Condensed Consolidated and Combined Segment Information
                             (Unaudited)
                            (In millions)

                                       Three Months Ended
                           ------------------------------------------
                               April 1,      April 3,     Dec 31,
                                2005          2004         2004
                           ---------------- ---------- --------------
                            (Consolidated)  (Combined) (Consolidated)
Net Sales:
Transportation and
 Standard Products         $           661  $     638  $         631
Networking and Computing
 Systems                               349        389            314
Wireless and Mobile
 Solutions                             412        354            465
Other                                   20         15             18
                           ---------------- ---------- --------------

       Segment totals      $         1,442  $   1,396  $       1,428
                           ---------------- ---------- --------------

Operating Earnings:
Transportation and
 Standard Products         $            80  $      41  $          56
Networking and Computing
 Systems                                71         86             28
Wireless and Mobile
 Solutions                              15        (72)            37
Other                                  (56)        60           (106)
                           ---------------- ---------- --------------

       Segment totals      $           110  $     115  $          15
                           ---------------- ---------- --------------

            Freescale Semiconductor, Inc. and Subsidiaries
                                EBITDA
                              (Unaudited)
                             (In millions)

We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense attributable to our historically higher levels of capital expenditures. The term EBITDA is not defined under generally accepted accounting principles in the U.S., or U.S. GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance or our liquidity, you should not consider this data in isolation, or as a substitute for, our net cash from operating activities or other cash flow data that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do. A reconciliation of net earnings, the most directly comparable U.S. GAAP measure, to EBITDA for each of the respective periods indicated is as follows:

                                         Three Months Ended
                              ----------------------------------------
                                 April 1,     April 3,     Dec 31,
                                   2005         2004         2004
                              (Consolidated) (Combined) (Consolidated)

        (in millions)
Net earnings                  $          85  $     106  $           5
Interest expense, net                     6         21              5
Income tax expense                        9         26              1
Depreciation expense                    168        187            177
Amortization expense                     16         14             14
                              -------------- ---------- --------------

EBITDA                        $         284  $     354  $         202
                              -------------- ---------- --------------

Note: Amortization expense has increased from prior presentation for each period presented as a result of reclassifications of $14 million, $11 million and $12 million, respectively.

            Freescale Semiconductor, Inc. and Subsidiaries
                  Reconciliation of Non-GAAP Measures
                              (Unaudited)
                             (In millions)

                                          Three Months Ended
                                 -------------------------------------
                                  April 1,     April 3,      Dec 31,
                                    2005         2004         2004
                                 -----------  -----------  -----------


Net sales                        $     1,442  $     1,396  $    1,428

  Gross margin                   $       580  $       507  $      514
  Add: Reorganization of
   businesses expenses
   (reversals)                             3           (1)         33
                                 -----------  -----------  -----------

  Adjusted gross margin          $       583  $       506  $      547
                                 -----------  -----------  -----------

Reorganization and Separation
 Expenses (Reversals):

  Reorganization of business
   expenses (reversals) included
   in cost of sales              $         3  $        (1) $       33

  Reorganization of business
   expenses (reversals) included
   in operating expenses                  10           (7)         46
                                 -----------  -----------  -----------


  Total reorganization of
   business expenses (reversals) $        13  $        (8) $       79
  Separation expenses                      5            9           5
                                 -----------  -----------  -----------


  Total reorganization of
   business and separation
   expenses                      $        18  $         1  $       84
                                 -----------  -----------  -----------

  Net earnings                   $        85  $       106  $        5

  Add: Total reorganization and
   separation expenses                    18            1          84
  Less: Reversal of liability              -           54           -
  Less: Gains on sales of
   investments and business, net           -           41           -
  Add: Income Tax (benefit)
   expense                                (2)          11         (17)
                                 -----------  -----------  -----------

  Adjusted net earnings          $       101  $        23  $       72
                                 -----------  -----------  -----------


Diluted shares                           416          N/A         412
Adjusted net earnings per
 diluted share                   $      0.24          N/A  $     0.17

Pro Forma diluted shares                 N/A          278         N/A
Adjusted net earnings per
 diluted share                           N/A  $      0.08         N/A


                                   April 1,                  Dec 31,
                                     2005                     2004
                                 -----------               -----------
  Cash and cash equivalents      $       318               $      382
  Short-term investments               2,031                    1,992
                                 -----------               -----------

   Total cash, cash equivalents
    and short-term investments   $     2,349               $    2,374
                                 -----------               -----------




    CONTACT: Freescale Semiconductor, Inc., Austin
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Tim Doke, 512-895-1791
             tim.doke@freescale.com